UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒	Soliciting Material under §240.14a-12

STAAR SURGICAL COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following email and employee Q&A were sent to employees of STAAR Surgical Company (the “Company”) on August 4, 2025:

To: All Employees of STAAR

From: Steve Farrell, CEO, STAAR

Subject: An Exciting New Chapter for STAAR: Joining Forces with Alcon

Dear Team,

Today marks a significant milestone in the journey of STAAR. As of Monday, August 4, the company has entered into a definitive agreement for Alcon to acquire STAAR Surgical. This transaction is anticipated to close in six to twelve months, subject to customary closing conditions and approvals.

STAAR’s Board of Directors and leadership team carefully evaluated this opportunity. We believe that joining forces with Alcon will create increased opportunities for EVO ICLs & lens-based refractive surgery. This acquisition will allow us to accelerate EVO ICL adoption by leveraging Alcon’s global commercial expertise and footprint. We’re confident this transaction serves the best interest of patients, customers, employees and shareholders.

More specifically, joining Alcon enables us to:

•	Expand our reach and capabilities: Leveraging Alcon’s resources and marketing expertise will enable us to combine our joint experience and resources around refractive surgical solutions.

•

Accelerate innovation: Enhanced resources across the two companies and a mutual commitment to transformational innovation will allow for the rapid development of new products and commercial innovation thereby enabling STAAR to stay at the forefront of the rapidly shifting landscape of Ophthalmology.

•	Employee opportunities: We believe that being part of a larger, more diversified organization will allow for professional development and diverse experiences for team members.

We believe this marks an exciting next chapter for STAAR.

Please take a moment to read the full press release https://investors.staar.com/news-and-events/press-releases.

We know you will have questions. On our intranet, you will also find an employee Q&A document to help address common questions. Please note this is for internal use only and should not be shared externally or with customers. https://staarus.sharepoint.com/sites/STAARNET

We will keep you updated as we progress toward the closing of this transaction. The following information is available at this stage:

•	Operations will continue as they are for the immediate future and until close of the transaction.

•

Integration Process: A detailed integration plan will be developed with our leadership team and the Alcon leadership team. This process will take time, and employees will be kept informed as decisions are made and details become clearer.

•	Q&A Session: A STAAR town-hall meeting will be scheduled on Tuesday August 5, 2025 to discuss this news and address questions. Details to follow.

•

Ongoing Communication: Regular updates will be provided by the management team via email and other appropriate channels. Dedicated channels for questions and feedback will also be established as we want you to feel supported during this transition.

The acquisition marks a new chapter of opportunity for STAAR, and the company is excited to embark on this journey. That said, until the transaction closes, both companies will continue to operate as separate companies with business as usual. As such, it is important that you do not reach out to Alcon associates at this time. I appreciate the dedication and professionalism of our STAAR employees as we move forward. Thank you for your continued commitment.

Sincerely,

Stephen C. Farrell

Chief Executive Officer

EMPLOYEE Q&A

Topic: Alcon’s Intent to Acquire STAAR Surgical Company

Last updated:	August 4, 2025

Employee Q&A:

Deal Rationale & Details

What was announced? What are the terms of this transaction?

•	STAAR has entered into a definitive agreement to be acquired by Alcon.

•	Under the terms of the agreement, Alcon will acquire all the outstanding shares of STAAR common stock for $28.00 per share in cash.

•

The transaction, which has been approved by the STAAR Board of Directors, is expected to close in six to 12 months, subject to customary closing conditions and regulatory approvals and approval by STAAR shareholders.

What is the strategic rationale for STAAR around this acquisition?

•

The STAAR Board of Directors and management team believe that the transaction with Alcon represents the best path forward for our company and the greatest value creation opportunity available for STAAR shareholders.

•	For our shareholders, the transaction provides immediate and certain value at a significant premium, value that exceeds what we believe could be achieved under STAAR’s standalone strategy.

•	For our employees, we also believe that the transaction will create potential for additional professional development and diverse experiences for team members.

•	In short, we believe this transaction is a win for our company, our customers, our employees and our shareholders.

When will STAAR officially become part of Alcon?

•	The transaction is expected to close in approximately six to 12 months, subject to customary closing conditions and approvals.

What changes will take place today? In the lead-up to close?

•	There are no changes today.

•	Until the transaction closes, we will operate as STAAR, and it is business as usual.

Personnel

After close, what will change for us day one? Week one? Over the long term?

•	For now, it is business as usual, and there are no changes to how we operate.

•

As we progress toward the close of the transaction, integration planning teams made up of people from both STAAR and Alcon will evaluate the best way for us to move forward as one company, with a focus on leveraging talent and the best from both companies.

•	The integration planning process will take time. Thank you, in advance, for your patience and professionalism as we work through the process.

•	Our goal is to make this transition as seamless as possible for our employees and our customers. We will keep you updated as we progress toward the closing of this transaction.

What about considerations like job responsibilities?

•	For now, and until close of the transaction, roles, responsibilities and reporting relationships are continuing as usual.

•

As we progress toward the close of the transaction, integration planning teams made up of people from both STAAR and Alcon will evaluate the best way for us to move forward as one company, with a focus on leveraging talent and the best from both companies.

•	Keep in mind, we believe that this transaction and being part of a larger, more diversified company will better position STAAR to advance EVO ICL adoption.

What about compensation and benefits during the transition period before the transaction is closed?

•	Employee compensation and benefits programs are continuing as usual.

•	As referenced, STAAR and Alcon will continue to operate as two separate companies until the transaction is closed.

•	Enrollment periods will remain in place.

Interim Business Operations

Prior to close, how should we approach the day-to-day business?

•	Please continue to operate the business as you do now.

•	Roles, responsibilities and business objectives all remain the same.

•	We have key milestones to achieve and results to deliver and it is important that we continue to execute and stay focused on our business objectives and goals.

How do you plan to communicate these changes to our customers?

•

Until the deal closes, both STAAR and Alcon are operating business as usual. We will make our customers aware of the merger agreement and let them know that between now and the closing, nothing changes as the companies continue to operate independently.

•	As we progress towards closing, we will reach out to our customers to talk more about the transaction and the benefits we believe it could create for them.

What coordination is permitted with Alcon prior to the closing?

•	We must continue to operate as two separate companies, and we cannot begin integrating our two companies until the merger closes.

•

Under antitrust laws, we are prohibited from sharing competitively sensitive information; coordinating pricing, marketing, or sales strategies; making joint decisions about customers, vendors, or operations; or acting as if the merger has already been completed.

Will I need to get Alcon’s approval for new projects?

•	Until the closing, Alcon is prohibited from exercising operational control over STAAR.

•

However, in the merger agreement, STAAR agreed to a number of “interim operating covenants” (IOCs) that require us to conduct business in the ordinary course and avoid any material changes without prior approval.

•

If you are considering new contracts, new leases, significant expenditures, CAPEX, personnel decisions, or strategic shifts, please consult with Legal before proceeding to assess compliance with the IOCs.

Communications

Employees – How can I obtain more information? Will I receive updates leading up to the close?

•	We plan to initiate multiple forums for communication/updates.

1.	STAAR Town Halls will be scheduled during the interim process to provide more information and address questions. Attendance and active participation are encouraged.

2.	FAQs will be updated and posted on the Intranet as there is additional information to share.

3.

Updates will be provided by the management team via email and other appropriate channels. Dedicated channels for questions and feedback will also be established as we want you to feel supported during this transition.

Alcon Employees - prior to close, can I reach out to Alcon Associates?

•	No. Until the deal closes, STAAR and Alcon are two separate companies.

•	Please continue to operate business as usual.

About Alcon

Where is Alcon’s headquarters located?

•	Alcon’s headquarters are in Geneva, Switzerland. The location in Fort Worth, TX is a major operational and innovation hub for Alcon.

In what countries does Alcon operate?

•

Alcon’s Surgical and Vision Care products touch the lives of more than 260 million people in over 140 countries each year living with conditions like cataracts, glaucoma, retinal diseases and refractive errors. Alcon has over 25,000 associates in more than 50 countries worldwide.

What is Alcon’s purpose statement?

•	Alcon is a global leader in eye care, dedicated to helping people see brilliantly.

How is the Alcon business structured?

•

Alcon has two business units—surgical and vision care. Under each of these franchises is a full portfolio of products and services. The surgical franchise includes products in cataract, refractive, retina and glaucoma. The vision care franchise includes contact lenses, contact lens care solutions, and its ocular health portfolio includes over-the-counter allergy and dry eye drops and prescription eye drops.

What franchise will the EVO family of ICLs be part of at Alcon?

•	Alcon plans to include the EVO family of ICLs as part of its surgical franchise.

What is Alcon’s ticker on stock exchanges?

•	The ticker is ALC on the NYSE and SIX.

Where can I find more information about Alcon?

•	Please visit the Alcon corporate site at Alcon.com.

# # #

Additional Information About the Merger and Where to Find It

This communication relates to the proposed transaction involving the Company. In connection with the proposed transaction, the Company will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov, or by visiting the Company’s investor relations website, https://investors.staar.com.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

Under SEC rules, the Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock in connection with the proposed transaction. Information about the directors and executive officers of the Company and their ownership of the Company’s common stock is set forth in the definitive proxy statement for the Company’s 2025 Annual Meeting of Stockholders (the “Annual Proxy Statement”), which was filed with the SEC on April 24, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000718937/000095017025058174/staa-20250424.htm), including the sections captioned “Compensation of Directors,” “Information Regarding Executive Officers” and “Security Ownership of Principal Shareholders and Management,” or its Annual Report on Form 10-K for the year ended December 27, 2024, which was filed with the SEC on February 21, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000718937/000095017025024813/staa-20241227.htm), and in other documents filed by the Company with the SEC. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the Annual Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC by the Company’s directors and executive officers. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Forward-Looking Statements

The information covered by this communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often contain words such as “anticipate,” “believe,” “expect,” “plan,” “estimate,” “project,” “continue,” “will,” “should,” “may,” and similar terms. All statements in this communication that are not statements of historical fact are forward-looking statements. These forward-looking statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement between the parties to the proposed transaction or extend the anticipated timetable for completion of the proposed transaction; (2) the failure to obtain approval of the proposed transaction from the Company’s stockholders; (3) the failure to obtain certain required regulatory approvals or the failure to satisfy any of the other closing conditions to the completion of the proposed transaction within the expected timeframes or at all; (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction; (5) the effect of the announcement of the proposed transaction on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally; (6) the ability of the Company to meet expectations regarding the timing and completion of the transaction; (7) the outcome of any legal proceedings that may be instituted against the Company related to the proposed transaction; (8) the possibility that the Company’s stock price may decline significantly if the proposed transaction is not consummated; and (9) other important factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 27, 2024 under the caption “Risk Factors,” as any such factors may be updated from time to time in the Company’s other filings with the SEC.

Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.